UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2004

LEFT RIGHT MARKETING TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	0-9047	02-0314487
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

6600 Amelia Earhart Court
Las Vegas, Nevada	89119
(Address of Principal Executive Office)	(Zip Code)

(702) 260-9305

(Registrant's Executive Office Telephone Number)

ITEM 5. OTHER EVENTS

On March 31, 2004, the Registrant entered into an Agreement and Plan of Merger among Left Right Marketing & Technology, Inc. ("MERGER SUB"), a Nevada corporation and wholly owned subsidiary of the Registrant, and Crazy Grazer, LLC, a Nevada limited liability company ("CRAZYGRAZER"), whereby the Registrant is to issue 950,000 shares of its Series A Preferred Stock in exchange for 100% of the membership interests of CRAZYGRAZER. The shares of Series A Preferred shall be convertible into shares of the Registrant's common stock based upon certain milestones achieved by CRAZYGRAZER following completion of the Merger. The actual milestones and conversion ratios shall be set forth in a Certificate of Designation to be attached to the merger agreement upon Closing. The merger is structured as a reverse-triangular merger whereby CRAZYGRAZER will be merged with MERGER SUB wherein MERGER SUB will cease to exist and CRAZYGRAZER will became a wholly owned subsidiary of the Registrant.

Richard M. (Mick) Hall is the sole member of CRAZYGRAZER and is also the current Chairman, CEO, President and majority stockholder of the Registrant. Mr. Hall has agreed to abstain as to any voting as a director of the Registrant on the Merger, due to his involvement with each of the parties to the Merger.

Closing of the merger is subject to the receipt of the CRAZYGRAZER audit and the satisfaction of other customary conditions. As the Registrant is not a constituent corporation to the Merger, under current Delaware law, the Registrant's stockholders will not be entitled to vote upon the Merger. The merger is anticipated to close on or before April 30, 2004.

The Registrant plans to file with the SEC a Form 8-K in connection with the closing of the Merger. This 8-K shall contain the audited financial statement of CRAZYGRAZER, pro forma combined financial statements showing the effect of the Merger on the Registrant's financial statements, the Certificate of Designation describing the rights and preferences of the Series A Preferred Stock, the Certificate of Merger and a description of the plan of operation for the combined entity. The Form 8-K will contain important information about the Registrant, CRAZYGRAZER, the merger and related matters that should be considered by stockholders before making any decision regarding the merger and related transactions. Stockholders of the Registrant are urged to read the Form 8-K when it is filed and all other documents filed with the SEC. Once it is filed with the SEC, the Form 8-K and other documents will be available free of charge on the SEC's web site at www.sec.gov. In addition, the Registrant files annual, quarterly and special reports and other information with the SEC that are also available free of charge at the SEC's web site.

A copy of the Agreement and Plan of Merger among the Registrant, MERGER SUB and CRAZYGRAZER is filed as Exhibit 10 to this Current Report and is incorporated in its entirety herein.

Press Release

On April 1, 2004, the Registrant issued a press release disclosing the signing of the merger agreement. A copy of the press release is attached as Exhibit 99 to this Current Report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

10     Agreement and Plan of Merger among the Registrant, MERGER SUB and CRAZYGRAZER dated March 31, 2004.

99     Press Release dated April 1, 2004.

______

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT RIGHT MARKETING TECHNOLOGY, INC.

By:/s/ Mark Newburg

      Mark Newburg, Chief Operating Officer

Date: April 1, 2004